UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2010

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Commission file number 1-8198

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware _____________________________________ (State of incorporation)	86-1052062 ______________________________________________ (IRS Employer Identification Number)
26525 N. Riverwoods Boulevard Mettawa, Illinois ______________________________________________ (Address of principal executive offices)	60045 _____________________ (Zip Code)

Registrant's telephone number, including area code (224) 544-2000

Not Applicable
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
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On October 28, 2010 HSBC Finance (“HSBC Finance” or the “Company”) commenced private offers to exchange certain outstanding debt securities for, in each case, its senior subordinated notes due January 2021 (each, an “Exchange Offer” and together the “Exchange Offers”).  The Exchange Offers are being conducted pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended.

On November 15, 2010 HSBC Finance Corporation issued press releases announcing the early results of each of its private Exchange Offers to eligible note holders.  Copies of the press releases are attached as Exhibit 99.1 and 99.2 hereto and are incorporated herein by reference.

Each Exchange Offer is being conducted upon the terms and subject to the conditions set forth in the respective offering memorandum, each dated October 28, 2010.  Each Exchange Offer is only made, and copies of the offering documents will only be made available, to a holder of the applicable old notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act.

Each Exchange Offer will expire at 8:00 a.m., New York City time, on November 30, 2010, unless extended or terminated.  In accordance with the terms of each Exchange Offer, the withdrawal deadline relating to each Exchange Offer occurred at 5:00 p.m., New York City time on November 12, 2010.

Item 9.01.  Financial Statements and Exhibits.
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(d)	Exhibits.
	Exhibit No.	Description

	99.1	Press Release dated November 15, 2010
	99.2	Press Release dated November 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION (Registrant)
By: /s/ Mick Forde
Senior Vice President, General Counsel - Treasury and Assistant Secretary

Dated:  November 15, 2010

Exhibit Index

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Exhibit No.	Description

99.1	Press Release dated November 15, 2010
99.2	Press Release dated November 15, 2010